Exhibit 99.1

NEWS RELEASE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Announces Consent Solicitation Relating to 7.45% Quarterly Interest Bonds due 2032 and Provides Restatement Update

•	Begins solicitation of bondholders to extend certain reporting deadlines
•	Significant progress on restatement made
•	Further update on timing and estimated financial impact on or before May 31, 2013

Hartford, Conn., April 24, 2013 – The Phoenix Companies, Inc. (NYSE: PNX) today announced it is seeking consent of bondholders holding the majority in principal amount of its 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (NYSE:PFX) to amend the indenture governing the bonds and provide a related waiver. The consent would allow the company to extend the date for providing the bond trustee with its third quarter 2012 Form 10-Q, 2012 Form 10-K, and its quarterly reports on Form 10-Q for the first, second and third quarters of 2013 to December 31, 2013. The solicitation follows management’s conclusion that it requires additional time to provide the 2012 reports and its belief that this extension provides adequate time to resume a timely filing schedule.

Also today, the company updated the status of its restatement of prior period GAAP financial statements and the filing of its third quarter 2012 Form 10-Q and 2012 Form 10-K with the Securities and Exchange Commission (SEC), saying it will comment on both timing and estimated financial impact on or before May 31, 2013. At that time, the company also will provide estimated operating metrics for the first quarter of 2013 and comment on statutory financial results for Phoenix Life Insurance Company (PLIC), its principal operating subsidiary.

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7.45% QUARTERLY INTEREST BONDS DUE 2032

•	Phoenix is required to file its quarterly and annual reports with the bond trustee within 15 days after the applicable filing deadline. After each deadline, the trustee or holders representing 25% or more in outstanding principal amount of the bonds may then initiate a 60-day “cure” period. If the reports are not delivered to the trustee before the cure period expires, the trustee or holders representing 25% or more in outstanding principal amount of the bonds can request acceleration of maturity.

•	In January 2013, Phoenix received valid consents from bondholders that allowed the company to extend the date for providing its third quarter 2012 Form 10-Q to the bond trustee to March 31, 2013. The consents were in excess of the majority of the outstanding principal amount of the bonds required for approval.

•	Phoenix did not meet the respective deadlines for providing the trustee with its third quarter 2012 Form 10-Q or its 2012 Form 10-K and does not expect to deliver these reports within the cure period.

•	In addition, because of the length of time required to complete the restatement, the company believes it may not be able to timely file its quarterly reports on Form 10-Q for the first, second and third quarters of 2013. As a result, today the company began soliciting its bondholders for another consent that would extend to December 31, 2013 the deadline for providing the trustee with the required SEC reports for the third quarter and full-year 2012 and the first, second and third quarters of 2013.

•	The solicitation will expire at 5 p.m., EDT, on May 21, 2013, or such date and time to which the company may extend it. Only bondholders of record as of 5 p.m., EDT, on April 23, 2013 may provide consents and receive the consent fee.

•	Phoenix is making a Consent Solicitation Statement available to its bondholders through the bank or broker where their bonds are held and will begin outreach for their consent to the amendments. If the consent solicitation is successful, and subject to the conditions described in the Consent Solicitation Statement, bondholders will be compensated for their consent in the amount of $0.0625 for each $25 in principal amount.

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Morgan Stanley & Co. LLC is serving as Solicitation Agent and D.F. King & Co., Inc. is serving as Information and Tabulation Agent for this solicitation. Bondholders needing assistance or additional copies of the Consent Solicitation Statement should call D.F. King at 1-800-829-6551. Bankers and brokers should call D.F. King at 1-212-269-5550. Inquiries to D.F. King also may be sent via email to pfx@dfking.com. General questions may be directed to Morgan Stanley at 1-800-624-1808.

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•	The company believes it will obtain bondholder consent to this extension. Even if the solicitation is unsuccessful, the company believes acceleration to be unlikely because of, among other things, the favorable interest rate paid on the bonds. However, the company believes it would have adequate liquidity in the holding company to meet its obligations if an acceleration occurs directly after the expiration of the cure period.

This announcement is not a solicitation of consents with respect to any bonds. The consent solicitation is being made solely by a Consent Solicitation Statement and related documents.

UPDATE ON RESTATEMENT AND FILING OF GAAP AND STATUTORY FINANCIAL STATEMENTS

•	Phoenix said today it has made significant progress on the restatement and will provide further updates on both timing and estimated financial impact on or before May 31, 2013. At that time, the company also will provide estimated operating metrics for the first quarter of 2013 and comment on PLIC’s statutory financial results. PLIC plans to file its unaudited statutory financial results for the first quarter of 2013 with the New York Department of Financial Services by May 15, 2013.

•	On Nov. 8, 2012, Phoenix announced it would restate previously issued GAAP financial statements for the years ended December 31, 2011, 2010 and 2009, the interim periods for 2011, and the first and second quarters of 2012. In its announcement, the company said it was delaying filing its third quarter 2012 Form 10-Q pending the filing of restated financial results. The company last provided an update on the restatement and filing of GAAP financial results on March 15, 2013.

•	More details regarding the restatement are contained in a Current Report on Form 8-K/A filed with the SEC today.

NEWS RELEASE OF MARCH 15, 2013

The company advises that the “Full Year 2012 Statutory Results for Phoenix Life Insurance Company” and “Fourth Quarter and Full Year 2012 Estimated Operating Metrics for The Phoenix Companies, Inc.” reported on March 15, 2013 can continue to be relied upon. Investors are cautioned not to rely upon other estimated GAAP financial information provided by the company since the announcement of the restatement, including in the March 15, 2013 news release, as the company continues to progress through the restatement process.

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ANNUAL MEETING OF SHAREHOLDERS

Phoenix plans to announce the date for its 2013 Annual Meeting of Shareholders when it files its 2012 Form 10-K.

ABOUT PHOENIX

Headquartered in Hartford, Connecticut, The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes.  Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic and other reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations”.  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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